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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 6, 2000, except for Note 14 for which the date is
April   , 2000, relating to the financial statements of Ciphergen
Biosystems, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 20, 2000